EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA

The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the three months ended March 31, 2016. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Global Management, LLC’s financial statements for the relevant periods.

	As of March 31, 2016
	Total Apollo Operating Group Consolidated	VIE & Consolidated Funds	Other (1)	Total Apollo Global Management, LLC Consolidated
	(dollars in thousands)
Statement of Financial Data
Assets:

Cash and cash equivalents	$537,945	$-	$4,538	$542,483
Cash and cash equivalents held at consolidated funds	-	6,920	-	6,920
Restricted cash	5,356	-	-	5,356
Investments	1,208,361	24,066	(98,868)	1,133,559
Assets of consolidated variable interest entities:
Cash and cash equivalents	-	33,133	-	33,133
Investments, at fair value	-	964,099	(306)	963,793
Other assets	-	59,582	-	59,582
Carried interest receivable	490,403	-	-	490,403
Due from affiliates	538,368	-	(276,465)	261,903
Deferred tax assets	11,532	-	638,643	650,175
Other assets	88,912	7,664	(100)	96,476
Goodwill	88,852	-	-	88,852
Intangible assets, net	28,132	-	-	28,132
Total Assets	$2,997,861	$1,095,464	$267,442	$4,360,767

Liabilities and Shareholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$98,661	$-	$-	$98,661
Accrued compensation and benefits	50,131	-	-	50,131
Deferred revenue	175,536	-	-	175,536
Due to affiliates	88,092	-	506,162	594,254
Profit sharing payable	257,504	-	-	257,504
Debt	1,046,012	-	-	1,046,012
Liabilities of consolidated variable interest entities:
Debt, at fair value	-	878,306	(43,688)	834,618
Other liabilities	-	74,172	(140)	74,032
Due to affiliates	-	735	(735)	-
Other liabilities	36,042	6,983	-	43,025
Total Liabilities	$1,751,978	$960,196	$461,599	$3,173,773

Shareholders’ Equity:
Apollo Global Management, LLC shareholders’ Equity:
Additional paid in capital	-	-	1,957,692	1,957,692
Accumulated deficit	693,378	34,758	(2,131,390)	(1,403,254)
Accumulated other comprehensive (loss) income	(3,802)	(1,581)	305	(5,078)
Total Apollo Global Management, LLC shareholders’ equity	689,576	33,177	(173,393)	549,360

Non-Controlling Interests in consolidated entities	7,673	102,091	(20,764)	89,000
Non-Controlling Interests in Apollo Operating Group	548,634	-	-	548,634
Total Shareholders’ Equity	1,245,883	135,268	(194,157)	1,186,994
Total Liabilities and Shareholders’ Equity	$2,997,861	$1,095,464	$267,442	$4,360,767

(1) Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.

	For the Three Month Ended March 31, 2016
	Total Apollo Operating Group Consolidated	VIE & Consolidated Funds	Other (1)	Total Apollo Global Management, LLC Consolidated
	(dollars in thousands)

Statement of Operating Data:
Revenues:
Advisory and transaction fees from affiliates, net	$7,999	$-	$-	$7,999
Management fees from affiliates	234,447	(31)	(621)	233,795
Carried interest income (loss) from affiliates	(120,968)	-	-	(120,968)
Total Revenues	121,478	(31)	(621)	120,826
Expenses:
Compensation and benefits:
Salary, bonus and benefits	97,234	-	-	97,234
Equity-based compensation	14,002	-	-	14,002
Profit sharing expense	(37,605)	-	-	(37,605)
Total Compensation and Benefits	73,631	-	-	73,631
Interest expense	7,873	-	-	7,873
General, administrative and other	27,691	34	19	27,744
Professional fees	16,434	-	-	16,434
Occupancy	9,822	-	-	9,822
Placement fees	1,764	-	-	1,764
Depreciation and amortization	4,631	-	-	4,631
Total Expenses	$141,846	$34	$19	$141,899

Other Income (Loss):
Net gains (loss) from investment activities	(56,498)	29	-	(56,469)
Net gains (loss) from investment activities of consolidated variable interest entities	-	(63)	1,382	1,319
Income (loss) from equity method investments	(3,528)	-	(289)	(3,817)
Interest income (loss)	1,006	339	(760)	585
Other loss, net	(253)	-	-	(253)
Total Other Income (Loss)	(59,273)	305	333	(58,635)
Income (loss) before income tax (provision) benefit	(79,641)	240	(307)	(79,708)
Income tax (provision) benefit	951	-	4,196	5,147
Net Income (Loss)	(78,690)	240	3,889	(74,561)
Net (income) loss attributable to Non-Controlling Interests	41,685	48	-	41,733
Net Income (Loss) Attributable to Apollo Global Management, LLC	$(37,005)	$288	$3,889	$(32,828)

(1) Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.